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                                 EXHIBIT 10.13
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                             CONSULTING AGREEMENT


     THIS AGREEMENT is made as of the 6th day of October, 1997, by and between Integrated Orthopaedics, Inc., a Texas corporation (the "Company") and John B. McGinty, M.D. ("Consultant").

                               W I TN E S S E T H

     WHEREAS, the purpose of this Consulting Agreement (the "Agreement") is to confirm the engagement of Consultant by the company to render certain consulting services to the Company; and

     WHEREAS, the parties hereto desire to set forth in writing their understanding and agreement;

     NOW THEREFORE, in consideration of the foregoing of the mutual promises hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                       I.
                                 GENERAL TERMS

     Pursuant to this Agreement, Consultant will endeavor to do the following:

     1. Identify and evaluate potential practice affiliations that clearly would be mutually beneficial to the practice and the Company, and when appropriate, provide an introduction to these practices.

     2. Identify meetings and conferences which would expose the Company to the orthopaedics community.

     3. Provide general advice and insight into the physicians perspective as new products, marketing techniques, advertising and promotions are developed for potential acquisitions.

     4. Provide to the Company the equivalent of one day per week in pursuit of the above-referenced endeavors.

                                      II.
                               TERM OF AGREEMENT

     1. Initial Term. This Agreement shall be for a period of 12 months from the date hereof. If not extended as provided below, this Agreement shall terminate automatically at the end of the initial term.
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     2.   Extension of Agreement. At the end of the initial term and each 12 month term thereafter, this Agreement shall be extended for an additional term of 12 months, provided that Consultant has satisfactorily performed its obligations under this Agreement. Determination as to satisfactory performance by Consultant shall be at the sole discretion of the Board of Directors of the Company, a majority vote of which shall be required to either extend or terminate the Agreement. Notice of extension or termination must be given in writing to Consultant at least 30 days before the expiration of any 12 month term.

     3. Sole Remedy. The Company's sole remedy if it is dissatisfied with Consultant's performance hereunder shall be to elect not to extend the Agreement and to seek recovery of any fees previously paid Consultant hereunder. The Company hereby waives any and all rights to claim consequential damages.

                                      III.
                                  COMPENSATION

     As compensation for the services of Consultant hereunder, the Company shall pay Consultant the sum of $4,000.00 per month, which amount is intended to cover Consultant's fee. All reasonable and customary out-of-pocket expenses incurred by Consultant in its performance under the Agreement will be reimbursed to Consultant, provided that any single expense, other than travel related expenses, in excess of $300.00 must be pre-approved by the Company.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date and year set forth above.



                                    By:  ____________________________
                                    Name:  John B. McGinty, M.D.
                                    Date:  __________________________



                                    Integrated Orthopaedics, Inc.



                                    By:  ____________________________
                                    Name:  __________________________
                                    Title:  _________________________
                                    Date:  __________________________